UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 23, 2026
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CoreWeave, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-42563	82-3060021
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
290 W Mt. Pleasant Ave., Suite 4100 Livingston, NJ		07039
(Address of registrant's principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (973) 270-9737
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Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.000005 par value per share	CRWV	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On January 23, 2026, CoreWeave, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with NVIDIA Corporation (“NVIDIA”). On January 23, 2026, the Company completed the issuance and sale of 22,935,780 shares of the Company’s Class A common stock, par value $0.000005 per share (the “Shares”), pursuant to the Purchase Agreement, at a price of $87.20 per share for an aggregate purchase price of $2 billion in cash. The Shares were issued and sold to NVIDIA in a private placement relying upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933 as a transaction not involving a public offering.

Item 7.01 Regulation FD Disclosure.

The joint press release issued by the Company and NVIDIA, dated January 26, 2026, announcing, among other things, the private placement pursuant to the Purchase Agreement and a collaboration framework to expand their long-standing complementary relationship to advance AI adoption at global scale is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including the accompanying Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filings.

Item 8.01 Other Events.

The Company and NVIDIA entered into a collaboration framework to expand their long-standing complementary relationship to advance AI adoption at global scale and to accelerate the Company's buildout of more than 5 gigawatts of artificial intelligence factories by 2030 developed and operated by the Company using NVIDIA's computing platform technology.

Forward-looking Statements

This Current Report on Form 8-K contains certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, the following statements: the expansion of the relationship between the Company and NVIDIA; potential impacts on the Company’s business related to the expanded relationship (including the acceleration of the Company's buildout of more than 5 gigawatts of AI factories by 2030), and other statements that are not historical facts. These statements are based on the current expectations of the Company’s management and are not predictions of actual performance. Such statements are subject to the terms and conditions of the collaboration framework and future execution of additional agreements and/or order forms and the satisfaction of certain conditions relating to matters described herein. Such agreements may not be completed or may contain different terms than those currently contemplated. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions due to a variety of factors. Many actual events and circumstances are beyond the control of the Company. The risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recent Quarterly Report on Form 10-Q filed with the SEC for the quarter ended September 30, 2025. Any forward-looking statements contained herein are based on assumptions that the Company believes to be reasonable as of the date of they were made. The Company undertakes no obligation to update these statements as a result of new information or future events.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Joint Press Release issued by CoreWeave, Inc. and NVIDIA Corporation, dated January 26, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2026

COREWEAVE, INC.

By:	/s/ Michael Intrator
Name:	Michael Intrator
Title:	Chief Executive Officer